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                                                                    EXHIBIT 99.1



            ARIBA AND FREEMARKETS ANNOUNCE STRATEGIC MERGER AGREEMENT

   Combined Company to Offer Broadest Solutions in Enterprise Spend Management

 Combination Brings Together Complementary Customer Bases and Product Offerings

                 Companies Provide Preliminary Financial Results

SUNNYVALE, CALIF. AND PITTSBURGH, PENN. - JANUARY 23, 2004 - Ariba, Inc. (Nasdaq: ARBA), a leading Enterprise Spend Management (ESM) solutions provider, today announced a definitive agreement to acquire FreeMarkets, Inc. (Nasdaq:
FMKT), a leading provider of Global Supply Management solutions. The merger of Ariba and FreeMarkets will combine their complementary strengths to help global customers generate even greater savings through a more robust set of Enterprise Spend Management solutions.

Under the terms of the definitive agreement, stockholders of FreeMarkets will receive 2.25 Ariba common shares and $2.00 in cash for each outstanding FreeMarkets common share. Based on the closing price of Ariba common stock on January 22, 2004, the transaction is valued at approximately $493 million.

The combined company would have approximately $360 million in annualized revenue and fees as of December 31, 2003. Ariba's broad suite of enterprise spend management software and services will complement FreeMarkets services-based sourcing and global supply management expertise. Ariba customers will benefit from richer sourcing services and supply management knowledge while FreeMarkets customers will benefit from a broader portfolio of solutions, both in sourcing and across the ESM spectrum.

"It's no secret that many of the world's leading companies have already turned to Ariba and FreeMarkets to save money," said Bob Calderoni, president and CEO, Ariba. "This

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deal brings together two leading companies focused on providing customers with innovative ways to impact their bottom lines. I am excited by what this means for our customers, our stockholders, and our employees. The complementary strengths of Ariba and FreeMarkets will help accelerate this market and set the standard for spend management solutions for years to come."

The integrated company will retain the Ariba name and combine the leadership teams of both companies. Upon completion of the acquisition, the company will be led by Calderoni, who will retain his roles as CEO and Chairman of the Board.

FreeMarkets President and CEO Dave McCormick will become President of Ariba and will also join Ariba's Board of Directors. FreeMarkets board member Karl Newkirk will also join Ariba's board. The company headquarters will remain in Sunnyvale, California, but the company will also maintain a significant presence in Pittsburgh.

"I'm looking forward to working with Bob, the Board of Directors, and our entire executive team as we move forward," said McCormick. "By combining our unique domain knowledge and expertise in sourcing and supply management with Ariba's strong spend management capabilities, we can provide companies with a truly comprehensive set of software and services that will enable them to drive greater savings and efficiencies across their operations."

Both Ariba and FreeMarkets will proceed with all committed product deliveries as planned, with both companies' applications merging to a single platform over time and combining the best functionality of each company's solutions. Ariba and FreeMarkets will also continue to deliver services, support and consulting offerings on both platforms until the technologies converge.

The combination is expected to be accretive to Ariba's earnings immediately following closing, on an adjusted basis excluding transaction-related charges, restructuring costs, and amortization associated with acquired intangibles and other purchase accounting

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adjustments. The merged companies also expect to obtain improved operating efficiencies of approximately $25 million on an annualized basis within nine months after closing.

Upon completion of the transaction, current FreeMarkets stockholders will own approximately 28% of the outstanding capital stock of the combined company. The stock portion of the consideration to be received by FreeMarkets stockholders is expected to be tax-free to such stockholders. The Boards of Directors of both FreeMarkets and Ariba have unanimously approved the agreement, and the directors and executive officers of the companies have entered into agreements to vote the shares they own of their respective companies in favor of the transaction.

The transaction is subject to customary closing conditions, including regulatory review and approval by the stockholders of each company, and is expected to close in the mid-to-late second calendar quarter of this year. Morgan Stanley & Co. Incorporated acted as exclusive financial advisor to Ariba and also provided a fairness opinion. Goldman, Sachs & Co., acted as exclusive financial advisor to FreeMarkets and also provided a fairness opinion.

Separately, Ariba will seek stockholder approval to consummate a 1-for-5 or 1-for-6 reverse stock split, which if consummated would take place at the time of completion of the merger.

FOR MORE INFORMATION ABOUT ARIBA AND FREEMARKETS JOINING FORCES, VISIT:
HTTP://WWW.ARIBA.COM/ANNOUNCEMENT.


PRELIMINARY FINANCIAL RESULTS -- ARIBA

Ariba expects total revenues for its fiscal Q1 2004 (ended December 31, 2003) to be approximately $52 - 53 million and license revenue to be approximately $18 - 19

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million. Net income for the December quarter is expected to be approximately $6 million, or $0.02 per share, including certain one-time cost benefits of approximately $5 million.

Ariba management's previous guidance for Fiscal Q1 2004 provided on October 22, 2003 was for total revenues of $51 - 55 million, license revenues of $16 - 19 million, and net income (loss) of ($0.01) to $0.01 per share.

Ariba will host a conference call on Wednesday, January 28 at 2:00 p.m. PST/5:00 p.m. EST to discuss the complete financial results for the first quarter of fiscal year 2004. A news release with the company's financial results will be available after the close of the market on the same day.

PRELIMINARY FINANCIAL RESULTS -- FREEMARKETS

FreeMarkets expects total revenues and fees for the December 2003 quarter to be $37-38 million and expects revenues for the December 2003 quarter to be $33-34 million. Operational earnings for the December 2003 quarter are expected to be $0.04 - $0.05 per share and net loss on a GAAP basis for the December 2003 quarter is expected to be ($0.19) to ($0.20).

Previous management guidance for the December 2003 quarter called for total revenues and fees of $37-39 million and operational earnings per share of $0.04 to $0.05.

FreeMarkets will provide a news release of its complete financial results on Monday, February 2, 2004.

ABOUT ENTERPRISE SPEND MANAGEMENT

Enterprise Spend Management (ESM) is a category of software and service offerings designed to provide companies with the means to manage enterprise-wide spending within a closed-loop process. ESM incorporates various sub-categories of solutions,

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including sourcing, procurement, contract management, spend analysis, and invoicing. ESM solutions interface with multiple back-end ERP systems and work together across an entire enterprise to deliver demonstrable bottom-line results. ESM helps an organization build a core competency in managing spend.

INVESTMENT COMMUNITY INFORMATION

Ariba and FreeMarkets will hold a joint conference call to discuss their merger on Friday, January 23, at 7:30 a.m. PST/10:30 a.m. EST. The call will also be accessible via the Internet and can be accessed by clicking on the link displayed at either www.Ariba.com or www.FreeMarkets.com and downloading any necessary audio software at least 15 minutes prior to the call.

TO PARTICIPATE IN THE CALL VIA TELEPHONE:

Dial-in numbers:        US/Canada Dial-In Number:           (800) 891-2713
                        International/Local Dial-In Number: (706) 634-5558

TO LISTEN TO THE CALL VIA THE INTERNET:

Please visit the investor relations section of the Ariba website at www.ariba.com, or login at www.vcall.com.

TO LISTEN TO A REPLAY OF THE CALL:

A replay of the conference call will be available on January 23 at approximately 11:30 a.m. EST. The replay will be available until Friday, January 30, 2004.

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ABOUT ARIBA, INC.

Ariba, Inc. is a leading Enterprise Spend Management (ESM) solutions provider. Ariba helps companies develop and leverage spend management as a core competency to drive significant bottom line results. Ariba Spend Management software and services allow companies to align their organizations with a spend-centric focus and deploy closed-loop processes for increased efficiencies and sustainable savings. Ariba can be contacted in the U.S. at 1.650.390.1000 or at www.Ariba.com.

ABOUT FREEMARKETS, INC.

FreeMarkets is a leader in providing companies with software, services, and information for Global Supply Management (GSM). FreeMarkets' GSM solutions help companies to lower costs, reduce risks, and increase profitability by improving their supply management processes and expanding the reach and capabilities of their supply management organizations. FreeMarkets can be found on the Web at www.FreeMarkets.com.

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Ariba and the Ariba logo are registered trademarks of Ariba, Inc. owners.

This news release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger between Ariba and FreeMarkets, including future financial and operating results, statements concerning Ariba's plans, objectives, expectations and intentions and other statements that are not historical facts. Such forward-looking statements are based on the current beliefs and expectations of Ariba's and FreeMarkets' management and are subject to various known and unknown risks and uncertainties. Ariba and FreeMarkets caution you that any forward-looking information provided by or on behalf of Ariba or FreeMarkets is not a guarantee of future performance.

Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, including, but not limited to, risks surrounding the closing of the merger, including the failure of Ariba and FreeMarkets stockholders to approve the merger; risks surrounding the integration of FreeMarkets' business following the closing of the merger; the risk that any cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; general economic and market conditions, potential fluctuation in quarterly results, risks associated with selling to large enterprise customers, dependence on new products and rapid technological change. Investors and security holders are also directed to consider the other risks and uncertainties discussed in Ariba's and FreeMarkets' Securities and Exchange Commission (the "SEC") filings. All such forward-looking statements are current only as of the date on which such statements were made. Neither Ariba nor FreeMarkets undertakes any obligation to publicly update any forward-looking statements to reflect events

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or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Investors and security holders of both Ariba and FreeMarkets are urged to read the various filings that have been filed and will be filed with the SEC, including the joint proxy statement/registration statement that is required to be filed with respect to the transaction described above, as the filings will contain important information. Investors and security holders may obtain a free copy of the joint proxy statement/registration statement (when it is available) and other documents filed by Ariba and FreeMarkets with the SEC at the SEC's Web site at http://www.sec.gov. The joint proxy statement/registration statement and these other documents may also be obtained for free from Ariba and FreeMarkets.

In addition to the joint proxy statement/registration statement, Ariba and FreeMarkets file annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Ariba or FreeMarkets at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Ariba's and FreeMarkets' filings with the SEC are also available to the public from commercial document-retrieval services and at the Web Site maintained by the SEC at http://www.sec.gov.

The respective directors and executive officers of Ariba and FreeMarkets and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Ariba's directors and executive officers is available in its proxy statement filed with the SEC by Ariba on May 15, 2003, and information regarding FreeMarkets' directors and executive officers is available in its proxy statement filed with the SEC by FreeMarkets on April 17, 2003. These documents are available free of charge at the SEC's Web site at http://www.sec.gov.